UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010 (April 26, 2010)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 26, 2010, BioCancell Therapeutics, Inc. (the “Company”) was notified that the Food and Drug Administration (FDA) had approved the continuation of a Phase IIb clinical trial of the drug candidate BC-819 for use in superficial bladder cancer in patients who had not responded to conventional treatment (BCG or chemotherapy), and the commencement of enrollment of the second and last treatment group (comprised of 15 patients).
This approval follows the completion of treatment of the first treatment group (comprised of 18 patients) to be treated in the context of this trial, and the receipt of the interim results.

Phase IIb Clinical Trial Interim Results
The following is a summary of the interim results of the Phase IIb clinical trial. The two efficacy criteria that need to be met in order to determine a complete response in a patient, are non-recurrence and ablation of a single tumor left in each patient’s bladder, solely for the purpose of the clinical trial. Of these, the Company believes that non-recurrence is the major problem facing refractory superficial bladder cancer, and that this criterion is therefore of greater importance in determining what to expect from the treatment in market conditions.

No.	Efficacy Results	Number of Patients	Percent
1	Response to Treatment (either non-recurrence or tumor ablation)	15/18	83%
2	Non-Recurrence	10/18	56%
3	Tumor Ablation	9/18	50%
4	Complete Response (both non-recurrence and tumor ablation)	4/18	22%

In total, six patients showed a complete response, of whom two were discounted from the final statistics – one that was excluded from the patient count because she discontinued treatment before it was completed, and one that was included in the patient count, but was not listed as a complete response on account of a change in the criteria during the course of the trial. The FDA had required five patients to show a complete response, and, when presented with the complete interim results, approved the continuation of the trial.

As of the date hereof, no Serious Adverse Events (SAEs) related to the drug candidate have been recorded in this, or any other, clinical trial of BC-819.

Information Regarding the Clinical Trial
The purpose of this trial is to measure the efficacy and safety of BC-819 at a dose of 20mg, as tested in the previous Phase I/IIa clinical trial for this application. The trial is being conducted in a U.S.-based medical center in Arizona by BCG Oncology, PC and at seven medical centers in Israel. The trial is expected to include 33 patients, with each participant receiving six weekly treatments of BC-819. Patients responding to the treatment are offered nine additional maintenance treatments.

For more information regarding the BC-819 drug and the trial, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: April 30, 2010	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary